KPMG LLP
Two Financial Center 60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated August 21, 2026, with respect to the consolidated financial statements of Allspring Alternative Risk Premia Fund, a series of Allspring Funds Trust, as of June 30, 2026, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts October 21, 2026